UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 26, 2026

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 regarding the Amendments, as defined below, is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation.

On February 26, 2026, Plains All American Pipeline, L.P. (“PAA”) and certain of its subsidiaries entered into (i) a Third Amendment to Credit Agreement (the “Revolver Third Amendment”) with Bank of America, N.A., as administrative agent, and the lenders party thereto, which amends that certain Credit Agreement dated as of August 20, 2021 (as previously amended, the “Revolver”), and (ii) a Third Amendment to Fourth Amended and Restated Credit Agreement (the “Hedged Inventory Third Amendment,” and together with the Revolver Third Amendment, the “Amendments”) with Bank of America, N.A., as administrative agent, and the lenders party thereto, which amends that certain Fourth Amended and Restated Credit Agreement dated as of August 20, 2021 (as previously amended, the “Hedged Inventory Facility”).

Among other things, each Amendment replaces Plains Midstream Canada ULC (“PMCULC”) with Plains Canada Liquid Pipelines ULC (“PCLPULC”) as a borrower under the applicable facility. In connection with such replacement, (a) all commitments to extend credit to PMCULC under the applicable facility were terminated, (b) PMCULC was released from its obligations under the applicable loan documents, and, with respect to the Hedged Inventory Facility, any liens on collateral granted by PMCULC under the related collateral documents were released, and (c) PCLPULC agreed to be bound by the terms of the applicable credit agreement as if originally a borrower thereunder and, with respect to the Hedged Inventory Facility, joined the security documents and granted a security interest in the collateral described therein.

The Amendments also include customary conditions to effectiveness. The Amendments further include customary representations and warranties and ratifications by PAA and the other parties, including confirmation that PAA’s guaranty of borrower obligations under the Hedged Inventory Facility remains in full force and effect.

Other than as described above, the Amendments did not change the aggregate lender commitments, maturity dates, pricing, covenants or other material economic terms of the Revolver or the Hedged Inventory Facility.

The foregoing descriptions of the Revolver Third Amendment and the Hedged Inventory Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1	Third Amendment to Credit Agreement, dated as of February 26, 2026, by and among Plains All American Pipeline, L.P., Plains Canada Liquid Pipelines ULC, Bank of America, N.A., as Administrative Agent, and the lenders party thereto.
10.2	Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 26, 2026, by and among Plains Marketing, L.P., Plains Canada Liquid Pipelines ULC, Plains All American Pipeline, L.P., Bank of America, N.A., as Administrative Agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2026

PLAINS ALL AMERICAN PIPELINE, L.P.

By: PAA GP LLC, its general partner
By: Plains AAP, L.P., its sole member
By: Plains All American GP LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President and General Counsel